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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 3 to Registration Statement
No. 333-31790 of Community Health Systems, Inc. and subsidiaries of our report
dated February 25, 2000 (May   , 2000 as to Notes 9, 10, 14 and a portion of
Note 1), appearing in the Prospectus, which is a part of this Registration
Statement, and of our report dated February 25, 2000 (May   , 2000 as to
Notes 9, 10, 14 and a portion of Note 1) relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.

Nashville, Tennessee
May   , 2000

    The foregoing Consent is in the form which will be furnished by Deloitte & Touche LLP upon completion of the recapitalization and exchange described in
Note 14 to the consolidated financial statements and assuming that from December 31, 1999 to the date of such completion no other material events have occurred that would affect the accompanying consolidated financial statements or required disclosures therein.

/s/ Deloitte & Touche LLP


Nashville, Tennessee
May 17, 2000